EXHIBIT 21

SUBSIDIARIES OF U.S. BANCORP

(JURISDICTIONS OF ORGANIZATION SHOWN IN PARENTHESES)

111 Tower Investors, Inc. (Minnesota)

Banctech Processing Services, LLC (Florida)

CenPOS, LLC (Florida)

Daimler Title Co. (Delaware)

DSL Service Company (California)

Eclipse Funding LLC (Delaware)

EFS Depositary Nominees Limited (Ireland)

Elavon Canada Company (Canada)

Elavon Digital (Dublin) Limited (Ireland)

Elavon Digital (GB) Limited (United Kingdom)

Elavon Digital Europe Limited (United Kingdom)

Elavon Digital Ireland Limited (Ireland)

Elavon European Holdings B.V. (Netherlands)

Elavon Financial Services DAC (Ireland)

Elavon Latin American Holdings, LLC (Delaware)

Elavon Puerto Rico, Inc. (Puerto Rico)

Elavon, Inc. (Georgia)

Fairfield Financial Group, Inc. (Illinois)

First Bank LaCrosse Building Corp. (Wisconsin)

First LaCrosse Properties (Wisconsin)

First Payment System Holdings, Inc. (Florida)

First Payment Systems, LLC (Florida)

Firstar Capital Corporation (Ohio)

Firstar Development, LLC (Delaware)

Firstar Realty, L.L.C. (Illinois)

Fixed Income Client Solutions LLC (Delaware)

FSV Payment Systems, Inc. (Delaware)

Galaxy Funding, Inc. (Delaware)

HTD Leasing LLC (Delaware)

HVT, Inc. (Delaware)

Integrated Logistics, LLC (Georgia)

Mercantile Mortgage Financial Company (Illinois)

Midwest Indemnity Inc. (Vermont)

Mississippi Valley Company (Arizona)

MMCA Lease Services, Inc. (Delaware)

NILT, Inc. (Delaware)

Norse Nordics AB (Sweden)

NuMaMe, LLC (Delaware)

One Eleven Investors LLC (Delaware)

Park Bank Initiatives, Inc. (Illinois)

Pomona Financial Services, Inc. (California)

Pullman Park Development, LLC (Illinois)

Pullman Transformation, Inc. (Delaware)

Quintillion Services Limited (Ireland)

Red Sky Risk Services, LLC (Delaware)

RTRT, Inc. (Delaware)

SCBD, LLC (Delaware)

SCDA, LLC (Delaware)

SCFD LLC (Delaware)

Syncada Asia Pacific Private Limited (Singapore)

Syncada Canada ULC (Canada)

Syncada India Operations Private Limited (India)

Syncada LLC (Delaware)

Talech Belize Limited (Belize)

Talech International Limited (Ireland)

Talech Lithuania, UAB (Lithuania)

Talech, Inc. (Delaware)

Tarquad Corporation (Missouri)

The Miami Valley Insurance Company (Arizona)

TLT Leasing Corp. (Delaware)

TMTT, Inc. (Delaware)

U.S. Bancorp Asset Management, Inc. (Delaware)

U.S. Bancorp Community Development Corporation (Minnesota)

U.S. Bancorp Community Investment Corporation (Delaware)

U.S. Bancorp Fund Services, LLC (Wisconsin)

U.S. Bancorp Government Leasing and Finance, Inc. (Minnesota)

U.S. Bancorp Insurance and Investments, Inc. (Wyoming)

U.S. Bancorp Insurance Company, Inc. (Vermont)

U.S. Bancorp Insurance Services of Montana, Inc. (Montana)

U.S. Bancorp Insurance Services, LLC (Wisconsin)

U.S. Bancorp Investments, Inc. (Delaware)

U.S. Bancorp Missouri Low-Income Housing Tax Credit Fund, L.L.C. (Missouri)

U.S. Bancorp Municipal Lending and Finance, Inc. (Minnesota)

U.S. Bank Global Corporate Trust Limited (United Kingdom)

U.S. Bank Global Fund Services (Cayman) Limited (Cayman Islands)

U.S. Bank Global Fund Services (Guernsey) Limited (Guernsey)

U.S. Bank Global Fund Services (Ireland) Limited (Ireland)

U.S. Bank Global Fund Services (Luxembourg) S.a.r.l. (Luxembourg)

U.S. Bank National Association (a nationally chartered banking association)

U.S. Bank Trust Company, National Association (a nationally chartered banking association)

U.S. Bank Trust National Association (a nationally chartered banking association)

U.S. Bank Trust National Association SD (a nationally chartered banking association)

U.S. Bank Trustees Limited (United Kingdom)

USB Americas Holdings Company (Delaware)

USB Capital IX (Delaware)

USB European Holdings Company (Delaware)

USB Investment Services (Holdings) Limited (Ireland)

USB Leasing LLC (Delaware)

USB Leasing LT (Delaware)

USB Nominees (GCT) Limited (Ireland)

USB Nominees (UK) Limited (United Kingdom)

USB Realty Corp. (Delaware)

USB Securities Data Services Limited (Ireland)

USB Service Company Holdings, Inc. (Delaware)

USBCDE, LLC (Delaware)

VT Inc. (Alabama)

Wideworld Payment Solutions, LLC (Florida)